UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01:	Financial Statements and Exhibits
Signatures
EXHIBIT 10.1

Form of Weyerhaeuser Company 2022 Long-Term Incentive Plan Director Restricted Stock Unit Award Grant Notice and Terms and Conditions (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 13, 2022 – Commission File Number 1-4825)

EXHIBIT 10.2	Form of Executive Severance Agreement, as in effect November 13, 2025
EXHIBIT 10.3	Form of Executive Change of Control Agreement, as in effect November 13, 2025
EXHIBIT 10.4	Executive Severance Agreement with the CEO, as in effect November 13, 2025
EXHIBIT 10.5	Executive Change of Control Agreement with the CEO, as in effect November 13, 2025
EXHIBIT 99.1	Press release issued November 17, 2025, announcing the appointment of Richard Beckwitt to the board of directors of Weyerhaeuser Company
EXHIBIT 104	Cover page interactive data file (embedded within the inline XBRL document).

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) The board of directors of Weyerhaeuser Company (the "Company") has appointed Richard Beckwitt to serve as a new director of the Company effective November 14, 2025. Mr. Beckwitt has not yet been appointed to a board committee. In connection with his appointment, the number of directors constituting the board of directors was increased from ten to eleven.

Mr. Beckwitt served in various executive leadership capacities with Lennar Corporation, one of the nation’s leading homebuilders. At Lennar, he was the co-president and co-chief executive officer from 2020 to 2023, the chief executive officer from 2018 to 2020, president from 2011 to 2018 and executive vice president from 2006 to 2011. Prior to Lennar, Mr. Beckwitt was the owner and principal of EVP Capital LP, a venture capital and real estate advisory firm, from 2000 to 2003, and served in various executive leadership capacities, including President, with D.R. Horton, Inc. from 1993 to 2000.

Mr. Beckwitt will receive a pro-rata portion of the $300,000 non-employee director retainer in the amount of approximately $147,170 based on the time he will serve from the date of his appointment to the date of the Company's 2026 annual meeting of shareholders. The retainer is paid approximately $58,868 in the form of cash and $88,302 in the form of restricted stock units. The restricted stock units vest on the earlier of May 9, 2026 (the anniversary date of the 2025 annual shareholders meeting) or the day immediately preceding the 2026 annual shareholders meeting and are subject to the other terms and conditions set forth in the form of Weyerhaeuser Company 2022 Long-Term Incentive Plan Director Restricted Stock Unit Award Grant Notice and Terms and Conditions, which is filed as an exhibit to this Current Report and is incorporated herein by reference.

There are no transactions between Mr. Beckwitt and the Company that would be reportable under Item 404(a) of Regulation S-K.

(e) On November 13, 2025, each of the executive officers of the Company entered into a new executive severance agreement and a new change of control agreement with the Company. The new agreements replace existing severance and change of control agreements between each of the executive officers and the Company. Except as noted below, the terms and conditions of the new agreements are substantially the same as the agreements they replace. A brief summary of the material terms of each agreement is set forth below.

Severance Agreement

Term: Approximately three years, expiring on December 31, 2028. Following the initial term, the agreements continue for successive one-year terms unless canceled by either the Company or the applicable executive officer within 30 days of December 31st. The prior severance agreements also renewed automatically for one-year terms and were cancellable by either party.

Benefits: The severance benefit amounts under the new executive severance agreements are unchanged from the benefits provided for under previous executive severance agreements in all material respects. The severance benefit for executives other than the CEO is equal to the sum of: (a) 1.5 times the executive’s base salary; (b) 1.5 times the executive’s target annual bonus; (c) a pro rata portion of the executive’s actual bonus for the plan year in which the termination of employment occurs based on Company performance, with any individual performance goals deemed to be achieved at target; and (d) $20,000 for outplacement services, plus an amount equal to the then-current Company portion of the COBRA premium for the executive for a period of eighteen months. Outstanding equity awards will be treated as set forth in the Company's long-term incentive plans and applicable award agreements. The severance benefit provided under the CEO’s executive severance agreement is the same as for other executives, except that the CEO is eligible to receive 2.0 times his base salary and target bonus. Benefit payments are subject to the Company’s clawback and similar forfeiture policies and are not payable in the event that benefits are payable under the applicable executive’s change of control agreement. Except for the portion of the benefit related to outplacement services and COBRA premiums, the severance benefit amounts under the new severance agreements are unchanged from the benefits provided for under previous severance agreements.

Triggering Event: The severance benefits under the executive severance agreements are triggered upon the applicable executive’s involuntary termination of employment by the Company without “cause” (as defined in the applicable executive severance agreement) at any time outside of the 24-month period following a “change of control” (as defined in the applicable executive severance agreement). The benefit is not payable in the event of the applicable executive’s termination for cause, a voluntary resignation by the executive for any reason, the executive’s mandatory retirement, death or disability, or if the executive is offered “comparable employment” (as defined in the applicable executive severance agreement).

Change of Control Agreement

Term: Approximately three years, expiring on December 31, 2028. Following the initial term, the agreements continue for successive one-year terms unless canceled by either the Company or the executive officer within 30 days of December 31st. The prior change of control agreements also renewed automatically for one-year terms and were cancellable by either party.

Benefits: The severance benefit for executives other than the CEO is an amount equal to the sum of: (a) 2.0 times the executive’s base salary; (b) 2.0 times the executive’s target annual bonus; (c) a pro rata portion of the executive’s bonus for the plan year in which the termination of employment occurs, with any Company and individual performance goals deemed to be achieved at target; and (d) $20,000 for outplacement services, plus an amount equal to the then-current Company portion of the COBRA premium for the executive for a period of twenty-four months; and (e) full vesting of benefits under any supplemental retirement plans and 2 years of additional credited age and service under such plans. Outstanding equity awards will be treated as set forth in the Company’s long-term incentive plans and applicable award agreements. The severance benefit provided under the CEO’s change of control agreement is the same as for other executives, except that the CEO is eligible to receive 3.0 times his base salary and target bonus and 3 years of additional credited age and service under supplemental retirement plans. Benefit payments are subject to the Company’s clawback and similar forfeiture policies and are not payable in the event that benefits are payable under the applicable executive’s severance agreement. Except for the portion of the benefit related to outplacement services and COBRA premiums, the severance benefit amounts under the new change of control agreements are unchanged from the benefits provided for under previous change of control agreements.

None of the executives are entitled to an excise tax gross-up payment with respect to Section 280G of the Internal Revenue Code of 1986 (“Section 280G”). Instead, the change of control agreements provide for a “best net” approach, whereby benefit payments are limited to the threshold amount under Section 280G if it would be more favorable to the applicable executive on a net after-tax basis than receiving the full benefit payments and paying the excise taxes.

Triggering Event: The severance benefits are triggered upon the applicable executive’s involuntary termination of employment by the Company without “cause” (as defined in the applicable change of control agreement) or voluntary termination of employment for “good reason” (as defined in the applicable change of control agreement) within 24 months following a “change of control” (as defined in the applicable change of control agreement) of the Company. The benefit is not payable in the event of the applicable executive’s termination for cause, a resignation by the executive for any reason other than for “good reason”, or the executive’s mandatory retirement, death or disability.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits.

Exhibit No.	Description
10.1

Form of Weyerhaeuser Company 2022 Long-Term Incentive Plan Director Restricted Stock Unit Award Grant Notice and Terms and Conditions (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 13, 2022 – Commission File Number 1-4825)

10.2	Form of Executive Severance Agreement, as in effect November 13, 2025
10.3	Form of Executive Change of Control Agreement, as in effect November 13, 2025
10.4	Executive Severance Agreement with the CEO, as in effect November 13, 2025
10.5	Executive Change of Control Agreement with the CEO, as in effect November 13, 2025
99.1	Press release issued November 17, 2025, announcing the appointment of Richard Beckwitt to the board of directors of Weyerhaeuser Company
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 18, 2025